Exhibit 3.1

Execution Version

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

WEBULL CORPORATION

(As Adopted by way of Special Resolutions passed and effective on April 26, 2023)

1.	The name of the Company is Webull Corporation.

2.	The registered office of the Company shall be at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation to, the following:

(a)	(i)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including but without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

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(d)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(f)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Article in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Article or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Act (As Revised), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present or their inheritors; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

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5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is US$50,000 divided into:

(i)	381,196,454 ordinary shares of US$0.0001 par value each designated as Class A Ordinary Shares (“Class A Ordinary Shares”),

(ii)	33,561,948 ordinary shares of US$0.0001 par value each designated as Class B Ordinary Shares (“Class B Ordinary Shares”),

(iii)	15,181,000 convertible redeemable series A-1 preferred shares of US$0.0001 par value each (“Series A-1 Preferred Shares”),

(iv)	14,244,000 convertible redeemable series A-2 preferred shares of US$0.0001 par value each (“Series A-2 Preferred Shares”),

(v)	2,828,899 convertible redeemable series A-3 preferred shares of US$0.0001 par value each (“Series A-3 Preferred Shares”),

(vi)	13,111,999 convertible redeemable series B-1 preferred shares of US$0.0001 par value each (“Series B-1 Preferred Shares”),

(vii)	9,090,900 convertible redeemable series B-2 preferred shares of US$0.0001 par value each (“Series B-2 Preferred Shares”),

(viii)	2,100,000 convertible redeemable series B-3 preferred shares of US$0.0001 par value each (“Series B-3 Preferred Shares”),

(ix)	13,684,800 convertible redeemable series C preferred shares of US$0.0001 par value each (“Series C Preferred Shares”), and

(x)	15,000,000 convertible redeemable series D preferred shares of US$0.0001 par value each (“Series D Preferred Shares”)

with power for the Company insofar as is permitted by applicable law and the Articles of Association (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Act (As Revised) and, subject to the provisions of the Companies Act (As Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

WEBULL CORPORATION

(As Adopted by way of Special Resolutions passed and effective on April 26, 2023)

1.	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Equity Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) Ordinary Shares issued or reserved to be issued to ESOP Holdco, employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans, as duly approved in accordance with these Articles and the Shareholders Agreement; (ii) Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) Ordinary Shares issued or issuable upon conversion or exercise of the Preferred Shares or upon conversion or exercise or exchange of any outstanding Ordinary Share Equivalents that are issued before the Deemed Original Series D Issue Date, (iv) any Equity Securities issued pursuant to a Qualified Public Offering, as duly approved in accordance with these Articles and the Shareholders Agreement, or (v) any Equity Securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, as duly approved in accordance with these Articles and the Shareholders Agreement.

“Affiliate” means, with respect to a Person, (a) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, mother- in-law, father-in-law, brothers and sisters-in-law or any trust formed and maintained solely for the benefit of such Person or such Person’s spouse, lineal descendants, brother, sister and/or parent, or trustee of any such trust, or any entity or company Controlled by such Person or any of the aforesaid Persons, (b) in the case of any Person other than an individual, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified, (c) in the case of any Person being an investment fund (or a Subsidiary of an investment fund), the term “Affiliate” shall also include any other investment fund (or a Subsidiary of any such investment fund) managed by the same manager of such Person (or, if such Person is a Subsidiary of an investment fund, the same manager of the investment fund of which such Person is a Subsidiary), in addition to the Persons specified in item (b) above; and (d) with respect to any Investor specifically listed in Part I of Exhibit G to the Shareholders Agreement, “Affiliate” shall have the meaning applicable to such Investor set out in Part I of Exhibit G to the Shareholders Agreement. Notwithstanding anything herein to the contrary, no portfolio company owned, directly or indirectly, by any Investor (or of any Person who Controls, is Controlled by, or is under common Control with, such Investor) shall be deemed an Affiliate of such Investor.

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“Approved Public Listing” means any Qualified Public Offering or any other public offering or an alternative listing (including through merger with an existing listed company or a “special-purpose acquisition company” structure) of the Company (or any other listing vehicle formed to hold the Group’s business) that has been approved in accordance with the Shareholders Agreement and these Articles.

“Articles” means these articles of association of the Company as may be further amended, modified, supplemented or restated from time to time.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company, which shall be a “Big Four” accounting firm or another reputable accounting firm approved by the Board Majority and appointed by the Company.

“Board” means the board of Directors of the Company.

“Board Majority” means a simple majority of the members of the Board.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Hong Kong, Singapore, New York, the British Virgin Islands, the Cayman Islands or the PRC are authorized or required by law or executive order to close, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Class A Ordinary Shares” means ordinary shares of US$0.0001 par value each of the Company which have been designated as Class A Ordinary Shares.

“Class B Ordinary Shares” means ordinary shares of US$0.0001 par value each of the Company which have been designated as Class B Ordinary Shares.

“Closing” means the last closing of Series D Shares Subscription in accordance with the terms and conditions of the SSA.

“Coatue” means Coatue PE Asia 55 LLC.

“Company” means Webull Corporation, an exempted company organized and existing under the laws of the Cayman Islands.

“Company Competitors” has the meaning specified in Article 25(a).

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“Company Exercised Shares” has the meaning specified in Article 26(a).

“Company ROFO Exercise Notice” has the meaning specified in Article 26(a).

“Company ROFO Period” has the meaning specified in Article 26(a).

“Control” means as used with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (a) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be casted at a meeting of the members or shareholders of such Person, or (b) the power to appoint or elect a majority of the members of the board of directors of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Conversion Share” has the meaning specified in Section 4(d)(xi) of Schedule A.

“Convertible Securities” means securities issued by the Company that are exercisable or exchangeable for or convertible into any Equity Securities in the Company.

“Converting Preferred Share” has the meaning specified in Section 4(c) of Schedule A.

“Co-Sale Notice” has the meaning specified in Article 22.

“Co-Sale Pro Rata Portion” has the meaning specified in Article 22(a).

“Co-Sale Right Period” has the meaning specified in Article 22.

“Co-Sale Transaction” has the meaning specified in Article 22.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Deed of Adherence” has the meaning specified in Article 23.

“Deemed Original Series A-1 Issue Date” means the date of March 8, 2016.

“Deemed Original Series A-1 Issue Price” means RMB3.2936 per share.

“Deemed Original Series A-2 Issue Date” means the date of April 21, 2017.

“Deemed Original Series A-2 Issue Price” means RMB6.6695 per share.

“Deemed Original Series A-3 Issue Date” means the date of June 30, 2017.

“Deemed Original Series A-3 Issue Price” means RMB7.0699 per share.

“Deemed Original Series B-1 Issue Date” means the date of July 20, 2018.

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“Deemed Original Series B-1 Issue Price” means US$2.288 per share.

“Deemed Original Series B-2 Issue Date” means the date of July 5, 2019.

“Deemed Original Series B-2 Issue Price” means US$3.85 per share.

“Deemed Original Series B-3 Issue Date” means the date of May 21, 2021.

“Deemed Original Series B-3 Issue Price” means US$5.00 per share.

“Deemed Original Series C Issue Date” means the date of May 21, 2021.

“Deemed Original Series C Issue Price” means US$8.4112 per share.

“Deemed Original Series D Issue Date” means the date of June 10, 2021.

“Deemed Original Series D Issue Price” means US$33.1442 per share.

“Director” means a member of the Board.

“Disqualified Person” has the meaning specified in Article 25(b).

“Disqualified Shareholder” has the meaning specified in Article 68.

“Electronic Record” has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act” means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity Securities” means the equity securities in the Company, including the Ordinary Shares, the Preferred Shares and the other Convertible Securities; and where the context so specifies, the equity securities (including any securities convertible into, exchangeable for or exercisable for any equity securities or any equity-linked securities) of any other member of the Group or other Person.

“ESOP” means any equity-based employee incentive plan or arrangement with respect to the Equity Securities of the Company that has been approved and adopted as of the date hereof, including such employee incentive plan or arrangement as contemplated under the Shareholders Agreement or these Articles, in connection with which 3,413,304 Ordinary Shares have been issued to the ESOP Holdco, and 14,754,941 Ordinary Shares have been reserved for further issuance to the ESOP Holdco.

“ESOP Holdco” means Webull Partners Limited, a company incorporated under the laws of the British Virgin Islands.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and any successor statute.

“Exempt Transfer” has the meaning specified in Article 24.

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“First Participation Notice” has the meaning specified in Article 15(a).

“First Participation Period” has the meaning specified in Article 15(a).

“First Refusal Amount” has the meaning specified in Article 21(a).

“First Refusal Period” has the meaning specified in Article 21(a).

“Founders” means Mr. Wang and Yuan Jun (袁俊).

“Founder Hold Cos” means Water Castle Az Inc. and NotNull Inc.

“Founder Parties” means the Founders and the Founder Hold Cos.

“Fully Exercising Participant(s)” has the meaning specified in Article 15(b).

“Fully Exercising ROFR Holder(s)” has the meaning specified in Article 21(b).

“General Atlantic” means General Atlantic Singapore WB Pte. Ltd.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Party or its Affiliates are listed.

“Group” means collectively the Company and all of the Subsidiaries of the Company (with each of such Group Companies being referred to as a “Group Company”).

“Hillhouse” means WBL Holding LP, a Delaware limited partnership, and WBL2 Holdings Limited, a Cayman Islands entity.

“HK FUMI” means HongKong FUMI Co. Limited (香港福米有限公司), a company incorporated under the Laws of Hong Kong.

“Hunan Fumi” means Hunan Fumi Information Technology Co., Ltd. (湖南福米信息科技有限责任公司), a limited liability company established under the laws of the PRC.

“Investor” means any of Shunwei, Tianjin Jinmi, Tianjin Mobai Xinyuan Management Consulting Partnership (LP)(天津墨白信远管理咨询合伙企业（有限合伙）), Tianjin Yirong Enterprise Management Consulting Partnership (LP)(天津熠荣企业管理咨询合伙企业（有限合伙）), Tianjin Honghe Enterprise Management Consulting Partnership (LP)( 天津弘合企业管理咨询合伙企业（有限合伙） ), Changxing Boyi Equity Investment Fund Management Centre (LP)(长兴博弈股权投资基金管理中心（有限合伙）), Anji Boye Investment Partnership (LP)(安吉博烨投资合伙企业（有限合伙）),

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Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (LP)(丽水博将创富二号股权投资合伙企业（有限合伙） ), Tianjin Mobai Fuxing Management Consulting Partnership (LP)(天津墨白赋兴管理咨询合伙企业（有限合伙）), HongHe Venture Fund I, L.P., Tianjin Nuofeng Enterprise Management Consulting Partnership (LP)(天津诺峰企业管理咨询合伙企业（有限合伙）), PEAK6, SIG, Hillhouse, HS Investments IV Limited, Rothschild, Lightspeed, Coatue, General Atlantic, Tiger Global, SCC and any Person becomes a Shareholder of the Company by executing a Joinder Agreement.

“Investor Director(s)” has the meaning specified in Article 67(b).

“Investor Offered Shares” has the meaning specified in Article 26(a).

“Investor Transfer Notice” has the meaning specified in Article 26(a).

“Investor Transfer Period” has the meaning specified in Article 26(b).

“Investor Transferor” has the meaning specified in Article 26(a).

“Joinder Agreement” means the joinder agreement in substantially the form of Exhibit F to the Shareholders Agreement.

“Law” means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Governmental Authority, including any rules promulgated by a stock exchange or regulatory body.

“Lien” means any encumbrance, right, interest or restriction, including any mortgage, judgment lien, materialman’s lien, mechanic’s lien, other lien (statutory or otherwise), charge, security interest, pledge, hypothecation, encroachment, easement, title defect, title retention agreement, voting trust agreement, right of pre-emption, right of first refusal, claim, option, limitation, forfeiture, penalty, equity, adverse interest or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing.

“Liquidation Event” has the meaning specified in Section 2(b) of Schedule A.

“Lightspeed” means Lightspeed Opportunity Fund, L.P.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the memorandum of association of the Company as may be further amended, modified, supplemented or restated from time to time.

“Mr. Wang” means Wang Anquan ( 王 安 全 ), with the PRC ID No. of 432502197908172317.

“New Securities” has the meaning specified in Article 14(b).

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“NF Director” has the meaning specified in Article 67(a).

“Offer Price” has the meaning specified in Article 26(a).

“Offered Shares” has the meaning specified in Article 20.

“Ordinary Resolutions” means (i) a resolution passed by the holder(s) of a simple majority of the number of votes which all the Members are entitled to vote (on an as converted basis) in person or, where proxies are allowed, by proxy at a general meeting, or (ii) a written resolution by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Members, and the effective date of the ordinary resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means the ordinary shares with a par value of US$0.0001 per share in the share capital of the Company, including Class A Ordinary Shares and Class B Ordinary Shares.

“Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for said equity securities, including, without limitation, the Preferred Shares.

“Over-allotment Amount” has the meaning specified in Article 15(b).

“Over-allotment Notice” has the meaning specified in Article 21(b).

“Over-allotment Participant” has the meaning specified in Article 15(b).

“Over-allotment ROFR Right” has the meaning specified in Article 21(b).

“Over-allotting ROFR Holder” has the meaning specified in Article 21(b).

“paid-up” means paid-up and/or credited as paid-up.

“Participation Rights Holder” has the meaning specified in Article 13.

“PEAK6” means PEAK6 Group LLC, a Delaware limited liability company.

“PEAK6 Director” has the meaning specified in Article 67(b).

“Permitted Transferee” means, with respect to any Person, any of such Person’s Affiliates that is not a Company Competitor or a Disqualified Person.

“Person” or “person” means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

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“PRC” means the People’s Republic of China, excluding, for purposes of these Articles, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Dividend” has the meaning specified in Section 1(c) of Schedule A.

“Preferred Holders” has the meaning specified in Article 20.

“Preferred Majority” means Member(s) holding at least a majority of the issued and outstanding Preferred Shares from time to time.

“Preferred Shares” means, collectively, the preferred shares with a par value of US$0.0001 per share in the share capital of the Company, including the Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series B-3 Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares.

“Preferred Shares Issue Price” means, with respect to Series A-1 Preferred Shares, the Deemed Original Series A-1 Issue Price; with respect to Series A-2 Preferred Shares, the Deemed Original Series A-2 Issue Price; with respect to Series A-3 Preferred Shares, the Deemed Original Series A-3 Issue Price; with respect to Series B-1 Preferred Shares, the Deemed Original Series B-1 Issue Price; with respect to Series B-2 Preferred Shares, the Deemed Original Series B-2 Issue Price; with respect to Series B-3 Preferred Shares, the Deemed Original Series B-3 Issue Price, with respect to Series C Preferred Shares, the Deemed Original Series C Issue Price and with respect to Series D Preferred Shares, the Deemed Original Series D Issue Price.

“Preferred Shares Original Issue Date” means, with respect to Series A-1 Preferred Shares, the Deemed Original Series A-1 Issue Date; with respect to Series A-2 Preferred Shares, the Deemed Original Series A-2 Issue Date; with respect to Series A-3 Preferred Shares, the Deemed Original Series A-3 Issue Date; with respect to Series B-1 Preferred Shares, the Deemed Original Series B-1 Issue Date; with respect to Series B-2 Preferred Shares, the Deemed Original Series B-2 Issue Date; with respect to Series B-3 Preferred Shares, the Deemed Original Series B-2 Issue Date, with respect to Series C Preferred Shares, the Deemed Original Series C Issue Date, and with respect to Series D Preferred Shares, the Deemed Original Series D Issue Date.

“Principal Business” means, research, development and operation of global securities market and trading platform.

“Pro Rata Share” has the meaning specified in Article 14(a).

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“Qualified Public Offering” means (a) an underwritten public offering of the Equity Securities of the Company (or any other listing vehicle formed to hold the Group’s business), in which the Investors shall have customary registration rights, (X) with aggregate proceeds to the Company (net of discounts, commissions and expenses) in excess of US$100,000,000 and (Y) the issue price to the public implies a pre-money equity valuation of the Group of the higher of US$5 billion and an amount that represents an annual internal rate of return of at least 15% to the Series D Preferred Shares (taking into consideration of any and all distributions) (the “QPO Threshold”); or (b) an alternative listing (including through merger with an existing listed company or a “special-purpose acquisition company” structure) of the Company (or any other listing vehicle formed to hold the Group’s business) that implies a pre-money equity valuation of the Group that satisfies the QPO Threshold, in each case of the foregoing (a) and (b), on the New York Stock Exchange or NASDAQ or, if (i) the Board reasonably determines that both adequate liquidity will be obtained and the pre-money valuation of the Group would be at least the same as a U.S. listing, (ii) Hong Kong’s special administrative status has not materially changed from the date of the Shareholders Agreement and (iii) U.S. investors can directly hold shares so listed, then on the Hong Kong Stock Exchange. In addition, with the consent of holders of at least 66% of the Series C Preferred Shares and 50% of the Series D Preferred Shares then issued and outstanding, such listing may be on the Shanghai Stock Exchange.

“Redeeming Preferred Shareholder” has the meaning specified in Section 5(a)(3) of Schedule A.

“Redemption Amount” has the meaning specified in Section 4(c)(i) of Schedule A.

“Redemption Closing” has the meaning specified in Section 5(a)(3) of Schedule A.

“Redemption Price” has the meaning specified in Section 5(a)(2) of Schedule A.

“Redemption Notice” has the meaning specified in Section 5(a)(1)(iv) of Schedule A.

“Redemption Rights” has the meaning specified in Section 5(a) of Schedule A.

“Refusal Expiration Notice” has the meaning specified in Article 21(c).

“Register of Members” means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“registered office” means the registered office for the time being of the Company.

“Remaining New Securities” has the meaning specified in Article 15(b).

“Restricted Party” has the meaning specified in Article 20.

“Restricted Shares” has the meaning specified in Article 20.

“Right of Participation” has the meaning specified in Article 13.

“ROFR Right” has the meaning specified in Article 21(a).

“Rothschild” means RIT Capital Partners PLC, JR-GFG LLC, WB-UDD2021 LP, and JRG WB9 LTD.

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“Sale Shares” has the meaning specified in Article 21(c).

“SCC” means SCC Growth VI Holdco F, Ltd.

“Schedule A” means Schedule A to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice” has the meaning specified in Article 15(b).

“Second Participation Period” has the meaning specified in Article 15(b).

“Second Refusal Period” has the meaning specified in Article 21(b).

“Second ROFR Notice” has the meaning specified in Article 21(b).

“Secondary Share Subscription Agreement” means that certain Secondary Share Subscription Agreement by and among, the Company, Hunan Fumi, HK FUMI and certain Series D Holders.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Selling Shareholder” has the meaning specified in Article 20.

“Series A Preferred Shares” means the Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares, collectively.

“Series A-1 Liquidation Preference” has the meaning specified in Section 2(a)(vii) of Schedule A.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series A-2 and A-3 Liquidation Preference” has the meaning specified in Section 2(a)(vi) of Schedule A.

“Series A-2 Preferred Shares” means the Series A-2 Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series A-3 Preferred Shares” means the Series A-3 Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series B Preferred Shares” means the Series B-1 Preferred Shares, Series B-2 Preferred Shares and Series B-3 Preferred Shares, collectively.

“Series B-1 Liquidation Preference” has the meaning specified in Section 2(a)(v) of Schedule A.

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“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series B-2 Liquidation Preference” has the meaning specified in Section 2(a)(iv) of Schedule A.

“Series B-2 Preferred Shares” means the Series B-2 Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series B-3 Liquidation Preference” has the meaning specified in Section 2(a)(iii) of Schedule A.

“Series B-3 Preferred Shares” means the Series B-2 Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series C Liquidation Preference” has the meaning specified in Section 2(a)(ii) of Schedule A.

“Series C Majority” has the meaning specified in Section 6(a)(1) of Schedule A.

“Series C Preferred Shares” means the Series C Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series C Return Threshold” has the meaning specified in Section 6(a)(2)(i) of Schedule A.

“Series C Super Majority” has the meaning specified in Section 6(a)(2) of Schedule A.

“Series D Holder(s)” means the holder(s) of the then outstanding and issued Series D Preferred Shares including any Conversion Shares of such Series D Preferred Shares.

“Series D Liquidation Preference” has the meaning specified in Section 2(a)(i) of Schedule A.

“Series D Majority” has the meaning specified in Section 6(a)(1) of Schedule A.

“Series D Preferred Shares” means the Series D Preferred Shares with a par value of US$0.0001 per share in the share capital of the Company.

“Series D Return Threshold” has the meaning specified in Section 6(a)(2)(i) of Schedule A.

“Series D Super Majority” has the meaning specified in Section 6(a)(2) of Schedule A.

“Shares” means the Ordinary Shares and the Preferred Shares, collectively.

“Shareholder” means the Members set forth in the Register of Members from time to time, and in each case who are parties to the Shareholders Agreement (including by executing a Deed of Adherence).

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“Shareholders Agreement” means the shareholders agreement entered into by and among the Group Companies, the Investors and the other parties thereto, dated June 10, 2021, as amended on April 19, 2023.

“Shunwei” means Tianjin Zhiying Enterprise Management Partnership (LP)(天津致盈企业管理合伙企业（有限合伙）), a limited partnership established under the laws of PRC, and its assignees or transferees.

“SIG” means SIG Global China Fund I, LLLP.

“Special Resolution” except as otherwise provided by these Articles, has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“SSA” means (i) the share subscription agreement (the “First Series D Subscription Agreement”) entered into on April 24, 2021 among the Company, Hunan Fumi, HK FUMI and the investors listed on Schedule A thereto (together with each investor becoming a party to the First Series D Subscription Agreement by execution of a joinder agreement, the “First Series D Investors”) and certain joinder agreements to the First Series D Subscription Agreement entered into by and among the Company, Hunan Fumi, HK FUMI and certain First Series D Investors, pursuant to which, the First Series D Investors subscribed for and purchased from the Company, and the Company issued and allotted to each First Series D Investor, certain number of Series D Preferred Shares, on the terms and conditions set forth therein (the “First Series D Shares Subscription”); and (ii) the share subscription agreement entered into on February 17, 2023 between the Company and SCC, pursuant to which SCC subscribed for and purchased from the Company, and the Company issued and allotted to SCC, certain number of Series D Preferred Shares, on the terms and conditions set forth therein (together with the First Series D Shares Subscription, the “Series D Shares Subscription”).

“Statute” means the Companies Act of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Strategic Investor” has the meaning set forth in Article 24(e).

“Strategic Transaction” has the meaning set forth in Article 24(e).

“Strategic Transaction Notice” has the meaning set forth in Article 24(e).

“Subsidiary” means, with respect to any Person, each other Person in which the first Person (a) owns, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests; (b) holds the rights to more than fifty percent (50%) of the economic interest of such other Person, including interests held through contractual arrangements; or (c) has a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

“Super Majority” has the meaning specified in Section 6(b) of Schedule A.

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“Tagging Shareholder” has the meaning set forth in Article 22.

“Tianjin Jinmi” means Tianjin Jinmi Investment Partnership (LP)(天津金米投资合伙企业（有限合伙）) and its assignees or transferees.

“Tiger Global” means Internet Fund VII Pte. Ltd.

“Trade Sale” means (i) a sale, lease, transfer or other disposal of all or substantially all of the assets of the Group, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group, (iii) a sale, transfer or other disposal of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company, (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity approved in accordance with the terms of the Shareholders Agreement and these Articles, or (v) any sale, transfer or other disposal of a majority of the issued and outstanding share capital of any Group Company that owns directly or indirectly all or substantially all of the assets of the Group.

“Transaction Documents” means the Shareholders Agreement, the SSA, the Secondary Share Subscription Agreement, these Articles and any other agreement, document or instrument executed and delivered in connection with the transactions contemplated by the Shareholders Agreement and the other Transaction Documents.

“Transfer”, including the correlative terms “Transferring,” and “Transferred,” means to, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition, whether or not for consideration, provided that (a) no Transfer of or subscription for any partnership interest by any limited partner in Hillhouse or any of its applicable Affiliates, (b) no Transfer of or subscription for any partnership interest by any limited partner in SIG or any of its applicable Affiliates, (c) no Transfer of or subscription for any partnership interest by any limited partner in HS Investments IV Limited or any of its applicable Affiliates, and (d) no Transfer of or subscription for any partnership interest by any limited partner in SCC or any of its applicable Affiliates shall constitute a Transfer of any Equity Securities of the Company.

“Transfer Notice” has the meaning set forth in Article 20.

“US$” means the lawful money of the United States of America.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

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Any requirements as to delivery under these Articles include delivery in the form of an Electronic Record.

Any requirements as to execution or signature under these Articles including the execution of these Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act.

Sections 8 and 19(3) of the Electronic Transactions Act shall not apply to the Memorandum or these Articles.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.	Notwithstanding Article 4, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

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ISSUE OF SHARES

6.	Subject to the provisions, if any, in the Memorandum and in these Articles (including but not limited to Schedule A), to any direction that may be given by the Company in a general meeting the right of first offer under the Shareholders Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

7.	Unless otherwise provided herein, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company.

8.	All Class A Ordinary Shares which are held by the Founders and/or Founder Hold Cos immediately prior to the completion of any Approved Public Listing, shall be automatically and without further action by any Person be converted into an equal number of Class B Ordinary Shares immediately upon the completion of such Approved Public Listing. Save for the foregoing, Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

9.	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by the holder of any Class B Ordinary Share by delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. Upon receipt of the written notice, the Directors shall without delay convert such number of Class B Ordinary Shares into an equal number of Class A Ordinary Shares in any manner permitted by Article 11 and update the Register of Members to record and give effect to the conversion accordingly.

10.	Any Class B Ordinary Shares that are transferred by a Founder or a Founder Hold Co to another Person (other than a Founder or a Founder Hold Co) shall automatically and without further action by any Person be converted into an equal number of Class A Ordinary Shares upon such transfer. No Class B Ordinary Shares shall be outstanding until immediately prior to, and in connection with, the consummation of an Approved Public Listing.

11.	Any conversion of Class A Ordinary Shares into Class B Ordinary Shares, and any conversion of Class B Ordinary Shares into Class A Ordinary Shares, shall be effected by the Company by means of the re-designation of such Class A Ordinary Shares as Class B Ordinary Shares, or the re-designation of such Class B Ordinary Shares as Class A Ordinary Shares (as the case by be), or in any other matter as may be determined by the Board and which is permitted by the Statute.

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12.	Save as otherwise expressly set out in these Articles, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions as each other.

RIGHTS OF PARTICIPATION

13.	General. Each Investor (the “Participation Rights Holder”) shall have the right to purchase its Pro Rata Share of the New Securities that the Company may issue from time to time in accordance with Articles 13 through 18 (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Share of the New Securities among its Affiliates in any proportion.

14.	Definitions. For the purpose of Articles 13 through 18:

(a)	“Pro Rata Share” means, with respect to a Participation Rights Holder, the ratio of (a) the number of Ordinary Shares (calculated on an as converted and fully diluted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as converted and fully diluted basis) issued and then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation); and

(b)	“New Securities” means any Equity Securities of the Company, issued after the date of the Shareholders Agreement, provided, however, that the term “New Securities” shall not include:

(i)	any Preferred Shares issued in accordance with the SSA, as such agreement may be amended on the terms and conditions thereof;

(ii)	any Equity Securities reserved for or issued pursuant to any ESOP that has been approved and adopted in accordance with the Shareholders Agreement and these Articles;

(iii)	any Equity Securities issued in connection with any share split, share consolidation, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iv)	any Equity Securities issued upon the exercise, conversion or exchange of any Convertible Securities or Preferred Shares that have been issued as of the date of the Shareholders Agreement or unless otherwise duly approved with the terms of these Articles (including Section 6 of Schedule A) and the Shareholders Agreement;

(v)	any Equity Securities issued in anticipation of or in connection with an Approved Public Listing;

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(vi)	any Equity Securities issued or issuable pursuant to the Trade Sale duly approved in accordance with the terms of these Articles (including Section 6 of Schedule A) and the Shareholders Agreement;

(vii)	any Equity Securities issued pursuant to the bona fide acquisition (whether by consolidation, merger, amalgamation, reorganization or otherwise) of any other Person (or assets of any other Person) by any Group Company, duly approved in accordance with the terms of these Articles (including Section 6 of Schedule A) and the Shareholders Agreement, and upon which the Company acquires Control of such Person; or

(viii)	any Equity Securities issued in connection with any bona fide arm’s-length restructuring of outstanding debt of any Group Company and duly approved in accordance with the terms of these Articles (including Section 6 of Schedule A) and the Shareholders Agreement.

15.	Procedures.

(a)	First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the name of the prospective purchaser(s), the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree to purchase up to such Participation Rights Holder’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the quantity of New Securities it is willing to purchase. If any Participation Rights Holder elects not to or fails to exercise its Right of Participation with respect to all its Pro Rata Share of the New Securities within the First Participation Period, then such Participation Rights Holder shall be deemed as having waived its Right of Participation with respect to that portion of its Pro Rata Share of the New Securities that it did not duly elect to purchase but such waiver shall not apply to any future issuances of New Securities.

(b)	Second Participation Notice; Oversubscription. If any Participation Rights Holder elects not to or fails to exercise its Right of Participation in full in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to each of the Participation Rights Holders who have fully exercised their Right of Participation in accordance with subsection (a) above (the “Fully Exercising Participants”) setting forth the total number of the remaining New Securities not elected to be purchased in accordance with subsection (a) above (the “Remaining New Securities”). Each Fully Exercising Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy up to the total number of the Remaining New Securities (the “Over-allotment Amount”) (any Fully Exercising Participant so notifies the Company of its desire to purchase more New Securities, an “Over-allotment Participant”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter. If, as a result thereof, the aggregate of Over-allotment Amounts proposed by all the Over-allotment Participants exceeds the total number of the Remaining New Securities, each Over- allotment Participant will be allocated with the product obtained by multiplying (A) the Remaining New Securities by (B) a fraction, the numerator of which is such Over-allotment Participant’s Over-allotment Amount and the denominator of which is the aggregate of Over-allotment Amounts of all the Over-allotment Participants. Each Over-allotment Participant shall be obligated to buy such number of Remaining New Securities as determined by the Company pursuant to this Article 15(b) simultaneously upon completion of the proposed issuance of the New Securities by the Company contemplated in First Participation Notice.

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16.	Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation during the First Participation Period, if any portion of the New Securities have not been subscribed in accordance with Articles 13 through 15, the Company shall have one hundred and twenty (120) days thereafter to complete the sale of such portion of New Securities at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to Articles 13 through 16.

17.	Miscellaneous. Notwithstanding Articles 13 through 16, in the event that the Board Majority in good faith determines that the Company has an urgent need for funding to be obtained prior to the time when such funding could be obtained if the Company were to comply with the procedures set forth in Article 15, then subject to the prior written consent of the Preferred Majority and any additional consent or approval as may be required under Section 6 of Schedule A, and in lieu of offering New Securities to the Participation Rights Holders, the Company may comply with the provisions of Articles 13 through 17 by first issuing New Securities to the prospective purchaser(s) and, promptly after such sale, making an offer to the Participation Rights Holders to sell to them New Securities in a manner that is consistent with the terms and process established in Article 15. In such event, (i) the purchase price to be offered to the Participation Rights Holders shall be the same as the purchase price paid by the prospective purchaser(s), and (ii) the number of New Securities that each Participation Rights Holder shall be entitled to purchase hereunder shall be determined by taking into consideration the actual amount of New Securities sold to other Persons so as to achieve the same economic effect after such sale as if the Company had complied with Articles 13 through 17.

18.	Termination. The Right of Participation for each Participation Rights Holder shall immediately and automatically expire, terminate and cease to have any force or effect upon the consummation of an Approved Public Listing or upon receipt by such Participation Rights Holder of all liquidation proceeds payable to it in accordance with these Articles following a Liquidation Event.

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TRANSFER RESTRICTIONS

19.	General.

(a)	No Shareholder may Transfer any Equity Securities unless such Transfer is conducted in compliance with all applicable Laws, the Shareholders Agreement and these Articles.

(b)	Prior to the consummation of any Transfer of any Equity Securities (whether or not an Exempt Transfer), the transferring Shareholder shall (i) give written notice to the Company regarding such Transfer, and (ii) as a condition to such Transfer (including the effectiveness thereof), cause the Transferee thereof to execute and deliver to the Company a Deed of Adherence.

(c)	Each Shareholder agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in Articles 19 through 26, whether by holding the Equity Securities indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities in such Shareholder or another Person or otherwise.

(d)	Any Transfer or attempted Transfer of any Equity Securities not made in compliance with Articles 19 through 26 shall be null and void ab initio and shall not be entered into the Register of Members, and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Equity Securities for all purposes of the Shareholders Agreement and these Articles.

(e)	In addition to any legends required by applicable Law, each certificate representing the Shares shall bear a legend substantially in the following form:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(f)	The Company may instruct its Transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section (e) above to enforce the provisions of the Shareholders Agreement and these Articles and the Company shall promptly do so. The legend shall be removed upon termination of the provisions of Articles 19 through 26.

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(g)	For the avoidance of doubt, subject to these Articles, each Preferred Holder may at any time freely Transfer any direct or indirect interest in any Equity Securities of the Company now or hereafter owned or held by it without the prior written notice to the Company or consent of any Party, to any of its Affiliates, or any third party; provided that no Preferred Holder shall Transfer any Equity Securities to any Company Competitor or a Disqualified Person without the prior written consent of the Founders.

20.	Sale of Restricted Shares; Notice of Sale. For purposes of Articles 19 through 26, “Restricted Party” means any of the Founder Parties, the ESOP Holdco and any of their Permitted Transferees who received the Ordinary Shares pursuant to Article 24(d); “Restricted Shares” means any Ordinary Shares owned, directly or indirectly, by a Restricted Party at the time of determination; and “Preferred Holders” means holders of any Preferred Shares that are not Restricted Parties. Except for any transfer by any Restricted Party as provided in Article 24 below, none of the Restricted Party shall, without the prior written consent of the Preferred Majority, Transfer any Restricted Shares prior to the consummation of an Approved Public Listing. Without prejudice to the foregoing, if a proposed Transfer of Restricted Shares has been approved by the Preferred Majority, and if a Restricted Party (the “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of the Restricted Shares to be sold or transferred (the “Offered Shares”), the material terms and conditions of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

21.	Right of First Refusal.

(a)	Preferred Holders’ Option. Each Preferred Holder shall have the right (the “ROFR Right”), exercisable upon written notice to the Selling Shareholder and the Company, within fifteen (15) Business Days after receipt of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction (such Preferred Holder’s “First Refusal Amount”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(b)	To the extent that any Preferred Holder does not exercise its ROFR Right to the full extent of its First Refusal Amount, the Selling Shareholder shall deliver written notice (the “Second ROFR Notice”) within five (5) days after the expiration of the First Refusal Period to each Preferred Holder who has fully exercised its ROFR Right with respect to its First Refusal Amount (the “Fully Exercising ROFR Holders”) specifying the number of remaining Offered Shares not purchased in accordance with Article 21(a) above. Each Fully Exercising ROFR Holder shall have a right (the “Over-allotment ROFR Right”), exercisable upon written notice (the “Over-allotment Notice”) to the Selling Shareholder and the Company, within ten (10) Business Days after the receipt of the Second ROFR Notice (the “Second Refusal Period”), to elect to purchase up to all the remaining unpurchased Offered Shares set forth in the Second ROFR Notice. If the aggregate number of Offered Shares that all the Fully Exercising ROFR Holders exercising the Overallotment ROFR Right (each an “Over-allotting ROFR Holder”) elect to purchase exceeds the amount of the remaining unpurchased Offered Shares, each Overallotting ROFR Holder shall purchase a number of Offered Shares equal to the product of (A) the remaining unpurchased Offered Shares and (B) a fraction, the numerator of which is the number of Offered Shares elected by such Overallotting ROFR Holder and the denominator of which is the aggregate number of Offered Shares elected by all the Overallotting ROFR Holders.

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(c)	Expiration Notice. Within ten (10) days after expiration of the First Refusal Period (in the event there is no Fully Exercising ROFR Holder) or the Second Refusal Period, as the case may be, the Selling Shareholder shall give written notice (the “Refusal Expiration Notice”) to each Preferred Holder specifying either (i) that all of the Offered Shares were acquired by the Preferred Holders pursuant to Article 21(a) and Article 21(b), or (ii) that the Preferred Holders have not subscribed all of the Offered Shares and that such remaining Offered Shares that are not purchased in accordance with Article 21 (the “Sale Shares”) will be subject to the co-sale right of the Preferred Holders pursuant to Article 22, in which case the Refusal Expiration Notice shall further specify the Tagging Shareholders, and the relevant Tagging Shareholder’s Co-Sale Pro Rata Portion of the remaining Offered Shares for the purpose of their co sale rights described in Article 22 below.

(d)	Purchase Price. The purchase price of the Offered Shares to be paid by the Preferred Holders exercising their respective ROFR Right or the Overallotment ROFR Right will be the price set forth in the Transfer Notice, but will be payable as set forth in Article 21(e). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by a reputable and independent third party appraiser appointed by the Board (including a majority of the Investor Directors), which determination will be binding upon the respective Preferred Holders or the Overallotting ROFR Holder, and the Selling Shareholder, absent fraud or error.

(e)	Payment. Payment of the purchase price as described in Article 21(d) shall be made by wire transfer in immediately available funds of the appropriate currency to an account of the Selling Shareholder simultaneously upon completion of the proposed sale of the Restricted Shares by the Selling Shareholder as contemplated in the Transfer Notice or, if applicable, on or prior to the fifth (5th) Business Day after the valuation of the non-cash consideration shall have been made pursuant to Article 21(d), whichever is later.

(f)	Application of Co Sale Rights. If the Preferred Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co sale rights set forth in Article 22 below.

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22.	Co-Sale Rights. To the extent any Preferred Holder has not exercised its right of first refusal with respect to any of the Offered Shares pursuant to Article 21, then such Preferred Holder (a “Tagging Shareholder”) shall have the right, exercisable upon written notice to the Selling Shareholder, each other Preferred Holder and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the Refusal Expiration Notice (the “Co- Sale Right Period”), to participate in the sale of Sale Shares at the same price and subject to the same material terms and conditions as set forth in the Transfer Notice (the “Co-Sale Transaction”). The Co-Sale Notice shall set forth the number of Sale Shares that such Tagging Shareholder wishes to sell pursuant to this Article 22, which amount shall not exceed the Co-Sale Pro Rata Portion of such Tagging Shareholder. To the extent one or more of the Tagging Shareholders exercise the co-sale rights pursuant to this Article 22, the number of the Offered Shares that the Selling Shareholder may sell to the proposed transferee shall be correspondingly reduced. The co-sale right of the Tagging Shareholders under this Article 22 shall be subject to the following terms and conditions:

(a)	Co-Sale Pro Rata Portion. Each Tagging Shareholder exercising its co-sale right pursuant to this Article 22 may sell all or any part of that number of Ordinary Shares (calculated on an as-converted basis) held by it, which equals to the product of (x) the number of Ordinary Shares (on an as-converted basis) held by such Tagging Shareholder on the date of the Transfer Notice, multiplied by (y) a fraction, the numerator of which is the number of Sale Shares and the denominator of which is sum of the number of Ordinary Shares (on an as-converted basis) held by the Selling Shareholder on the date of the Transfer Notice less the number of all the Offered Shares purchased or to be purchased by any Preferred Holders pursuant to Article 21 (the “Co-Sale Pro Rata Portion”).

(b)	Transferred Shares. Each participating Tagging Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective transferee one or more certificates, accompanied by an instrument of transfer duly executed by the Tagging Shareholder, which represent:

(i)	the number of the Ordinary Shares which such Tagging Shareholder elects to sell;

(ii)	that number of the Preferred Shares which is at such time convertible into the number of the Ordinary Shares that such Tagging Shareholder elects to sell; provided in such case that, if the prospective transferee objects to the delivery of the Preferred Shares in lieu of the Ordinary Shares, such Preferred Holder shall convert such Preferred Shares into the Ordinary Shares and deliver the Ordinary Shares as provided in Article 22(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such Shares to the prospective transferee; or

(iii)	a combination of the above.

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(c)	Payment to Tagging Shareholder. The Shares which a participating Tagging Shareholder elects to sell pursuant to the exercise of its co-sale right (and which are represented by the share certificate or certificates which the participating Tagging Shareholder delivers to the Selling Shareholder) pursuant to Article 22(b) shall be transferred to the prospective transferee in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Tagging Shareholder that portion of the sale proceeds to which such Tagging Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective transferee prohibits such assignment or otherwise refuses to purchase any Shares or other securities from a Tagging Shareholder exercising its co sale right hereunder, the Selling Shareholder shall not sell to such prospective transferee any of the Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase the respective Sale Shares from such Tagging Shareholder (as if it has exercised its co-sale right pursuant to Article 22). The Company shall, upon surrendering by the prospective transferee or the Selling Shareholder of the certificates for the Preferred Shares or Ordinary Shares being transferred from the participating Tagging Shareholder as provided above, make proper entries in the Register of Members and cancel the surrendered certificates and issue any new certificates in the name of the prospective transferee or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by Tagging Shareholders of their co- sale rights under this Article 22.

(d)	Additional Covenants. In case of a Co-Sale Transaction under Article 22, the Parties agree that:

(i)	each Tagging Shareholder shall use its reasonable best endeavors to take or cause to be taken all such actions or to execute and deliver or cause to be executed and delivered such agreements as may be requested or specified by the Selling Shareholder or the Board, as the case may be, in order to expeditiously consummate such Co-Sale Transaction, or any related transactions necessary to effect such transaction(s). All of the Tagging Shareholders participating therein will receive the same form and amount of consideration as determined on an as-converted, fully diluted basis, but shall only be required to give warranties to the prospective transferee, with respect to itself only and on a several and not joint basis, that it has the requisite capacity, power and authority to enter into the agreement for the Co-Sale Transaction and its obligations thereunder upon execution will be valid, binding and enforceable in accordance with its terms, and the execution and performance of the agreement will not result in any breach of applicable laws or its constitutional documents and that it is the sole legal and beneficial owner of the Shares or securities it has exercised its co-sale right in respect of free from encumbrances. No Tagging Shareholder shall be required to give any other warranties, indemnities (other than with respect to the warranties given by it), undertakings or covenants. The aggregate amount of liability of a Tagging Shareholder shall not exceed the cash consideration actually received by it in such Co-Sale Transaction; and

(ii)	in connection with any Co-Sale Transaction, each Tagging Shareholder shall bear its pro rata portion (in proportion to the number of Equity Securities held by such Tagging Shareholder intended to be disposed in such Co-Sale Transaction) of all the transaction expenses reasonably incurred in connection with such Co-Sale Transaction (regardless of whether such transaction is consummated).

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23.	Right to Transfer. To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Transfer Notice pursuant to Article 21 and Article 22, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice, which shall be at the same or higher price and upon non price terms not more favorable to the prospective transferee as those described in the Transfer Notice; provided that adequate documentation (including without limitation a deed of adherence in the form of Exhibit E attached to the Shareholders Agreement, the “Deed of Adherence”) executed by the prospective transferee is provided to the Company where any such prospective transferees agrees in writing to be bound by the Shareholders Agreement in place of the Selling Shareholder.

24.	Exempt Transfers. Without prejudicing anything under Article 19 through Article 25, Article 20, Article 21, Article 22, Article 25 and Article 26 shall not apply to (any of the following under this Article 24, an “Exempt Transfer”):

(a)	any Transfer to the Company pursuant to a repurchase right (as set forth in these Articles) or right of first refusal held by the Company in the event of a termination of certain employment or consulting relationship;

(b)	any Transfer of Shares held by the ESOP Holdco to the employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans, as duly approved in accordance with the Shareholders Agreement and these Articles (including Section 6 of Schedule A);

(c)	a Trade Sale approved in accordance with these Articles (including Section 6 of Schedule A) and the Shareholders Agreement;

(d)	any Transfer by a Shareholder to its Permitted Transferee, provided that (i) any such Permitted Transferee agrees in writing to be bound by the Shareholders Agreement by executing a Deed of Adherence, (ii) such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereof, and (iii) in the event such Permitted Transferee ceases to be a Permitted Transferee of such Transferring Shareholder, any Shares held by such Permitted Transferee shall be Transferred back to such transferring Shareholder immediately; or

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(e)	any Transfer by any Founder Party to a Strategic Investor in a Strategic Transaction; provided that (i) any Equity Securities Transferred in accordance with this provision to the Strategic Investor may not be re-designated or re-classified into any other class of Equity Securities prior to or following such Transfer without the prior written consent of the Preferred Majority; and (ii) each Preferred Holder shall have the right to participate in such Transfer on substantially the same terms and conditions on a pro rata basis, with each Preferred Holder being entitled to Transfer a number of Ordinary Shares not exceeding its pro rata share (which shall be equal to (x) the aggregate number of Ordinary Shares proposed to be Transferred to the Strategic Investor multiplied by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders, the Founder Parties and the Founder Parties’ Permitted Transferees who have received Ordinary Shares pursuant to Article 24(d), in each case at the time of the Strategic Transaction Notice (as defined below)). Articles 22(b), 22(c) and 22(d) shall apply to the Preferred Holder’s participation in the Strategic Transaction mutatis mutandis. For purpose of this Article 24(e), “Strategic Investor” means a Person whose investment in the Company, as determined by the Board in good faith, will be in the interests of the Group as a whole and who is not a Disqualified Person. Upon the Board’s determination of a Person being a Strategic Investor for purposes of this Article 24(e), the Company shall reasonably promptly give written notice (the “Strategic Transaction Notice”) to each Preferred Holder, setting forth the proposed transaction for purposes of this Article 24(e), the number of Shares to be acquired by such Strategic Investor and the consideration to be paid. “Strategic Transaction” means any Transfer of Shares to a Strategic Investor where the per share purchase price is not less than the original per share purchase price of Series D Preferred Share (as adjusted for share splits, share combinations, share dividends and similar events).

25.	Prohibited Transfers.

(a)	Without the prior written consent of the Founders, none of the Shareholders may Transfer any Equity Securities of the Company or other Group Company to any of the competitors of the Group as listed in Exhibit D to the Shareholders Agreement (the “Company Competitors”), which exhibit may be updated every twelve (12) months with the written consent of the Board Majority in good faith; provided that (i) the number of the competitive trade brands set forth in Exhibit D to the Shareholders Agreement shall in no event exceed ten (10); and (ii) for so long as an Investor has not breached the Shareholders Agreement or these Articles and such Investor is specifically listed in Part II of Exhibit G to the Shareholders Agreement, “Company Competitors” shall be subject to the carve-outs applicable to such Investor as set out in Part II of Exhibit G to the Shareholders Agreement.

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(b)	Without the prior written consent of the Founders, none of the Shareholders may Transfer any Shares held by it in the Company to any Disqualified Person. For purposes of these Articles, “Disqualified Person” means (i) any Person whose business is in direct competition (business model, targeted clients or otherwise) of the Group’s Principal Business in any jurisdiction where any Group Company has business presence, including without limitation any Company Competitor; (ii) any Person together with its Affiliates, upon consummation of a transfer in accordance with these Articles or other Transaction Documents, that will directly and indirectly hold more than 10% of all the issued and outstanding Equity Securities of the Company (calculated on an as-converted and fully-diluted basis) or will have a board seat or an observer seat of the Company in accordance with these Articles or the Shareholders Agreement; (iii) any Person that is the subject of any sanctions administered or enforced by any Governmental Authority in the United States, the PRC and Hong Kong, including without limitation, the U.S. President, the U.S. Department of Defense, the U.S. Department of Commerce, the U.S. Department of Treasury and the SEC; and (iv) any Person that is restricted or prohibited from holding Equity Securities of any Group Companies pursuant to applicable Laws, securities regulations or any ruling or policies promulgated by the applicable stock exchanges, and whose investment (if any) in the Group would be reasonably expect to have an adverse effect on the Company and/or the Principal Business. For so long as PEAK6 has not breached the Shareholders Agreement or these Articles, none of Apex Clearing Corporation, PEAK6 and PEAK6’s Affiliates, in each case with respect to its business operations as of the date hereof, shall be considered as a Disqualified Person for the purpose of Article 25(b)(i) above.

(c)	If any of the Preferred Holders breaches its obligations under Article 25(a) or Article 25(b), it shall provide written notice to the Company immediately, and the Company shall have the right but not the obligation, at its sole discretion, exercisable upon delivery of a written notice to such Shareholder to (i) terminate all or any portion of the Information Rights and/or Inspection Rights under the Shareholders Agreement; and/or (ii) terminate such Shareholder’s right to appoint any director to the Company or any other Group Company (if applicable).

26.	Company Right of First Offer. Without prejudicing anything under Article 24 or Article 25,

(a)	If any Investor (the “Investor Transferor”) proposes to Transfer any of the Equity Securities held by it, then such Investor Transferor shall give notice to the Company of its intention to make such Transfer (the “Investor Transfer Notice”), which shall include (x) a description of the Equity Securities to be Transferred (the “Investor Offered Shares”), and (y) the proposed amount of consideration in cash for the Investor Offered Shares (the “Offer Price”) and the payment terms of such Transfer. The Company shall have the right for a period of thirty (30) days following receipt of the Investor Transfer Notice (the “Company ROFO Period”) to elect to purchase all or any part of the Investor Offered Shares at the Offer Price per Investor Offered Share and subject to the payment terms as set forth in the Investor Transfer Notice, which right shall be exercisable (subject only to the consent of the Board Majority) by the Company’s written notice of exercise to the Investor Transferor (the “Company ROFO Exercise Notice”) specifying the number of the Investor Offered Shares that the Company elects to purchase (the “Company Exercised Shares”) (with a copy to the other Investors) during the Company ROFO Period. A Company ROFO Exercise Notice shall be irrevocable and shall constitute a binding agreement by the Company to purchase the Company Exercised Shares on the payment terms specified in the Investor Transfer Notice in accordance with this Article 26. If the Company delivers to the Investor Transferor the Company ROFO Exercise Notice within the Company ROFO Period, closing of the Company’s purchase of the Company Exercised Shares shall take place on the sixtieth (60th) day (which may be extended to the extent reasonably required to obtain any necessary approval from the Governmental Authority) following the delivery of Company ROFO Exercise Notice by the Company or such other date as may be agreed between the Company and the Investor Transferor.

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(b)	If the Company elects to purchase none or only some of the Investor Offered Shares or otherwise fails to deliver to the Investor Transferor the Company ROFO Exercise Notice within the Company ROFO Period, then the Investor Transferor may, within one hundred and twenty (120) days (which may be extended to the extent reasonably required to obtain any necessary approval from the Governmental Authority) following the earlier of the date on which the Company notifies the Investor Transferor of such election in writing and the expiry of the Company ROFO Period (the “Investor Transfer Period”), complete a Transfer of all or some of the Investor Offered Shares (other than the Company Exercised Shares) to any Person(s) at a per Share price no lower than the Offer Price per Investor Offered Share and on payment terms that are no more favorable to the purchaser(s) than those set forth in the Investor Transfer Notice. If such a Transfer is not completed within the Investor Transfer Period, the restrictions provided for under this Article 26 shall again become effective, and no Transfer may be made by the Investor Transferor thereafter without again being subject to the right of first offer of the Company provided under this Article 26.

(c)	This Article 26 shall not apply to any Transfer made or proposed to be made in accordance with Article 22 or Article 24.

27.	Term. The provisions of Articles 19 through 26 shall immediately and automatically expire, terminate and cease to have any force or effect upon the consummation of an Approved Public Listing.

28.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND PURCHASE OF SHARES

29.	(i)	Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine. For the avoidance of doubt, Series C Preferred Shares and Series D Preferred Shares may not be redeemed by the Company, except as expressly authorized in the Statute, the Memorandum and these Articles (including without limitation Schedule A).

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(ii)	Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting (unless the redemption is in respect of the Preferred Shares in accordance with the provisions of these Articles), and may make payment therefore in any manner authorized by the Statute (unless the redemption is in respect of the Preferred Shares in accordance with Schedule A to these Articles), including out of capital.

VARIATION OF RIGHTS OF SHARES

30.	Subject to Schedule A and the Shareholders Agreement, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series, or without the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

31.	Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

32.	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

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NON-RECOGNITION OF TRUSTS

33.	No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

34.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

35.	In case of the death of a Member who is an individual, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36.	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be and any such transferees shall be subject to the rights and obligations contained herein and in the Shareholders Agreement. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

37.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

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AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38.	(a)	Subject to the provisions of the Statute, the Shareholders Agreement and these Articles (including but not limited to Schedule A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to, which must be approved by the Board Majority:

(i)	by Special Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	by Special Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by Special Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

(iv)	by Special Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)	All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute, the Shareholders Agreement and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Shareholders Agreement and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its registered office.

FIXING RECORD DATE

39.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

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40.	If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 40, such determination shall apply to any adjournment thereof.

GENERAL MEETING

41.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

42.	The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

43.	The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

44.	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

45.	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

46.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

47.	At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before or at such annual or other general meeting by all the Members entitled to attend and vote thereat or their proxies. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles 21 to 25 have been complied with, be deemed to have been duly convened if it is so agreed by all the Members entitled to attend and vote thereat or their proxies.

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PROCEEDINGS AT GENERAL MEETINGS

48.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of a majority of the then issued and outstanding Ordinary Shares of the Company, and the Preferred Majority, shall constitute a quorum. If at any time a duly convened meeting of Members fails to get a quorum and subject to the provisions of Schedule A, the notice shall be duly delivered again for a second meeting, if at such second time, the quorum is still not present, those Members present shall be deemed a quorum provided that at such second meeting the business not included in the notice shall not be transacted.

49.	A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

50.	An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

51.	If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

52.	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the members present shall elect one (1) of their number to be chairman of the meeting.

53.	The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

54.	Subject to Schedule A, at any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles, such requisite majority shall be a simple majority of votes cast.

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VOTES OF MEMBERS

55.	Subject to these Articles (including but not limited to Schedule A) and the Shareholders Agreement, every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

56.	In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

57.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

58.	No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

59.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

60.	Votes may be given either personally or by proxy.

PROXIES

61.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

62.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

63.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

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64.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

65.	Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

66.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

67.	Composition of the Board. There shall be a Board consisting of not more than seven (7) Directors, who shall be appointed and removed in accordance with the following:

(a)	For so long as Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership), together with its Affiliates, holds no less than eight percent (8%) of all the issued and outstanding Equity Securities of the Company (calculated on an as-converted and fully-diluted basis), it shall have the right to appoint and remove one (1) Director (“NF Director”);

(b)	For so long as PEAK6, together with its Affiliates (other than any portfolio company in which PEAK6 or its Affiliates may invest which, after such investment, does not qualify as an “Affiliate” of PEAK6), holds no less than three percent (3%) of all the issued and outstanding Equity Securities of the Company (calculated on an as-converted and fully-diluted basis), PEAK6 shall have the right to appoint and remove one (1) Director (“PEAK6 Director”, together with Jinmi Director and NF Director, collectively, the “Investor Directors”), provided that during the period from the date of these Articles to the consummation an Approved Public Listing, for the purposes of the foregoing, the calculation of the percentage of issued and outstanding Equity Securities of the Company held by PEAK6 and its Affiliates shall (1) disregard the dilutive effects of the subsequent issuance(s) of new Equity Securities of the Company, in which PEAK6’s Right of Participation does not apply, but (2) notwithstanding the foregoing (1), still take into account the dilutive effects of the subsequent issuance(s) of additional Equity Securities (representing up to ten percent (10%) of all the issued and outstanding Equity Securities of the Company measured as of the date hereof) to ESOP Holdco or employees, officers, directors, contractors, advisors or consultants of the Company pursuant to any ESOP adopted in accordance with the Shareholders Agreement and these Articles;

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(c)	the Founder Hold Cos shall have the right to jointly appoint and remove four (4) Directors; and

(d)	the Board Majority shall have the right to appoint and remove one (1) Director.

Each Shareholder agrees that, if at any time it is then entitled to vote for the election of any Directors, it shall vote all of its Equity Securities or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that the composition of the Board is as set forth in this Article 67.

68.	Appointment, Removal or Replacement of Directors. A Director may only be appointed, removed and/or replaced by the Shareholder(s) that has the right to appoint such Director to the Board pursuant to Article 67 by giving the Company a notice in writing; provided that, if a Shareholder (A) ceases to satisfy the shareholding requirement for maintaining its right to appoint the Director(s) pursuant to Article 67 above, (B) breaches Article 25, or (C) becomes a Company Competitor or an Affiliate of any Company Competitor (such Shareholder, a “Disqualified Shareholder”), the Disqualified Shareholder shall immediately (in any event within one (1) Business Day after the earliest of the foregoing (A) through (C) to occur) remove the Director(s) appointed by it pursuant to this Article 68, and such vacancy shall be filled only by a Person nominated by the Board and approved by the Shareholders by way of an Ordinary Resolution A Shareholder may at any time remove any Director appointed by such Shareholder, with or without cause. In the event that a Director appointed by any Shareholder ceases to be a Director (whether as a result of death, disability, retirement, resignation or removal (other than caused by a Disqualified Shareholder)), the Shareholder who appointed such Director shall have the sole and exclusive right and power to appoint another individual to replace such Director (and shall make such appointment as soon as reasonably practicable).

69.	Director Remuneration. The Company shall bear the reasonable costs associated with a Director attending the meetings of the Board, including all reasonable travel, lodging and meal expenses.

70.	Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

71.	Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

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72.	A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

73.	Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74.	In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

75.	A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 74 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

76.	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 6 of Schedule A or in Article 30 without the prior approval therein required.

77.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

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78.	All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

79.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

80.	Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may (with the consent of each of the Investor Directors) pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

81.	Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

82.	Subject to these Articles (including but not limited to Schedule A) and the Shareholders Agreement:

(a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)	The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

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(c)	The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	(d) Any such delegates as aforesaid may be authorized by the Directors to sub- delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

83.	Subject to these Articles (including but not limited to Schedule A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote.

84.	A Director may, and the secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided that notice is given pursuant to Articles 113 through 117; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

85.	The quorum necessary for the transaction of the business of the Directors is four (4) Directors, including the Investor Directors; provided, however, if such quorum cannot be obtained in two (2) consecutive meetings of Directors due to the failure of any Investor Director to attend such meetings of Directors, then the attendance of any four (4) directors at the next duly called meeting of Directors shall constitute a quorum provided that at such second meeting the business not included in the notice shall not be transacted. For the purposes of this Article 85 a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that if there shall at any time be only a sole Director the quorum shall be one (1). For the purposes of this Article 85 a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

86.	Subject to Article 85, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

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87.	The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

88.	Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper. Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

89.	The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

90.	A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

91.	A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 61 through 64 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

92.	The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 93, 94 or 95, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

93.	Unless otherwise provided under Section 7 of Schedule A and/or the Shareholders Agreement, all Directors shall be elected by a majority vote of outstanding Ordinary Shares (calculated on an as-converted basis and voting together and not as separate classes).

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94.	Unless otherwise provided under Section 7 of Schedule A and/or the Shareholders Agreement, any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares; provided, that the Directors shall have the power at any time and from time to time to appoint any person to be a Director in order to fill a casual vacancy on the Board.

PRESUMPTION OF ASSENT

95.	A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless (i) his dissent shall be entered in the Minutes of the meeting, (ii) he affirmatively abstains from voting on such action or (iii) or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

96.	The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 96, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of common seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

97.	The Company may have a president, a secretary or secretary-treasurer appointed by the directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

98.	Subject to the Statute, the Shareholders Agreement and the provisions of these Articles (including but not limited to Schedule A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor; provided, however, that any such declaration of dividends or payments must be approved unanimously by all Directors.

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99.	Subject to the Statute and the provisions of these Articles, the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

100.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

101.	Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 101 as paid on the share.

102.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

103.	Subject to these Articles, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

104.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

105.	No dividend or distribution shall bear interest against the Company.

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CAPITALIZATION

106.	Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

107.	The Directors shall cause proper books of account to be kept with respect to:

(a)	All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	All sales and purchases of goods by the Company; and

(c)	The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

108.	Subject to any agreement binding on the Company (including the Shareholders Agreement), the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

109.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

110.	Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

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111.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

112.	Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

113.	Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

114.	(a)	Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(b)	Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery.

115.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

116.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 114 and 115, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

117.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)	every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

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WINDING UP

118.	If the Company shall be wound up, any liquidator must be approved by the holders of a majority of issued and outstanding Ordinary Shares and the Preferred Majority.

119.	If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 1 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

120.	(a)	To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)	To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

121.	Unless a majority of the Board agrees otherwise (which majority must include the Investor Directors) the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

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TRANSFER BY WAY OF CONTINUATION

122.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution, and (ii) the Preferred Majority, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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SCHEDULE A

(To attach)

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SCHEDULE A

The holders of Preferred Shares and Ordinary Shares shall, in addition to any other rights conferred on them under the Memorandum and these Articles have the rights set out in this Schedule A, which forms part of these Articles. In the event of any inconsistency between the provisions set out herein and other provisions of the Memorandum or these Articles, the provisions set out herein shall prevail to the extent permitted by applicable laws.

1.	Dividend Rights

(a)	Subject to the provisions of the Memorandum and these Articles, no dividends shall be declared or paid on the Ordinary Shares or any future series of preference shares, unless and until approved in accordance with Section 6 of Schedule A and a dividend in like amount is declared and paid on each outstanding Preferred Share (on an as-converted basis).

(b)	No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other Shares of the Company, with respect to any other class or series of Shares of the Company, unless and until Preferred Dividends have been paid in full on the Preferred Shares (on an as-converted basis) as provided in Sections 1(c) and (d).

(c)	Each holder of Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Preferred Share held by such holder accrued at the rate of eight percent (8%) of the applicable Preferred Shares Issue Price per annum (as adjusted for any share splits, share dividends, combinations, recapitalizations and other similar transactions or splits with respect to such Shares), when and if declared in accordance with these Articles and the Shareholders Agreement, prior and in preference to holders of all other current or future class or series of Shares of the Company, including the Ordinary Shares (the “Preferred Dividend”).

(d)	After all the dividends are firstly paid to the holder of Preferred Shares pursuant to Section 1(c) above, the remaining dividends shall be distributed ratably among all of the holders of the issued and outstanding Shares (including the holders of the Preferred Shares) on an as-converted basis. For the avoidance of doubt, no holders of any class of Preferred Shares shall be paid a dividend prior to a dividend being paid to holders of Series D Preferred Shares.

(e)	Subject to these Articles, the Board may declare that any dividend be paid wholly or partly by the distribution of specific assets and including, without limitation, paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways. For the avoidance of doubt, any dividend or distribution to be paid hereof shall be distributed pursuant to this Section 1.

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2.	Liquidation Preference

(a)	Liquidation Preferences. Upon any Liquidation Event:

(i)	Before any distribution or payment shall be made to the holders of any other share capital or capital stock of the Company, including holders of Ordinary Shares, the holders of Series A Preferred Shares, the holders of Series B Preferred Shares or holders of Series C Preferred Shares, each holder of Series D Preferred Shares shall be entitled to receive an amount per share of Series D Preferred Share equal to one hundred percent (100%) of the Deemed Original Series D Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series D Preferred Share then held by such holder (the “Series D Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series D Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(i) of Schedule A, the holders of Series D Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ii)	After distribution or payment in full of the Series D Liquidation Preference distributable or payable on the Series D Preferred Shares pursuant to Section 2(a)(i) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series A Preferred Shares or the holders of Series B Preferred Shares, each holder of Series C Preferred Shares shall be entitled to receive an amount per share of Series C Preferred Share equal to one hundred percent (100%) of the Deemed Original Series C Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series C Preferred Share then held by such holder (the “Series C Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series C Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(ii) of Schedule A, the holders of Series C Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(iii)	After distribution or payment in full of the Series C Liquidation Preference distributable or payable on the Series C Preferred Shares pursuant to Section 2(a)(ii) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series A Preferred Shares, the holders of Series B-1 Preferred Shares or holders of Series B-2 Preferred Shares, each holder of Series B-3 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Deemed Original Series B-3 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B-3 Preferred Share then held by such holder (the “Series B-3 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series B-3 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(iii) of Schedule A, the holders of Series B-3 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iv)	After distribution or payment in full of the Series B-3 Liquidation Preference distributable or payable on the Series B-3 Preferred Shares pursuant to Section 2(a)(iii) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series A Preferred Shares or the holders of Series B-1 Preferred Shares, each holder of Series B-2 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Deemed Original Series B-2 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B-2 Preferred Share then held by such holder (the “Series B-2 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series B-2 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(iv) of Schedule A, the holders of Series B-2 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(v)	After distribution or payment in full of the Series B-2 Liquidation Preference distributable or payable on the Series B-2 Preferred Shares pursuant to Section 2(a)(iv) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares or the holders of Series A Preferred Shares, each holder of Series B-1 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Deemed Original Series B-1 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B-1 Preferred Share then held by such holder (the “Series B-1 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series B-1 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(v) of Schedule A, the holders of Series B-1 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(vi)	After distribution or payment in full of the Series B-1 Liquidation Preference distributable or payable on the Series B-1 Preferred Shares pursuant to Section 2(a)(v) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares or the holders of Series A-1 Preferred Shares, each holder of Series A-2 Preferred Shares and Series A-3 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A-2 Preferred Share and/or Series A-3 Preferred Share then held by such holder (the “Series A-2 and A-3 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series A-2 Preferred Shares and Series A-3 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(vi) of Schedule A, the holders of Series A-2 Preferred Shares and Series A-3 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(vii)	After distribution or payment in full of the Series A-2 and A-3 Liquidation Preference distributable or payable on the Series A-2 and A-3 Preferred Shares pursuant to Section 2(a)(vi) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of Series A-1 Preferred Shares shall be entitled to receive an amount equal to one hundred twenty percent (120%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A-1 Preferred Share then held by such holder (the “Series A-1 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series A-1 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(vii) of Schedule A, the holders of Series A-1 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(viii)	After distribution or payment in full of the amounts distributable or payable on the Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi) and Section 2(a)(vii) of Schedule A, the remaining assets of the Company available for distribution to Shareholders shall be distributed ratably among the holders of issued and outstanding Ordinary Shares and holders of Preferred Shares on an as-converted basis.

(b)	Liquidation on Sale or Merger. The following events (each, a “Liquidation Event”) shall be treated as a liquidation of the Company under this Section 2 of Schedule A unless waived by the Preferred Majority, the Series C Majority and the Series D Majority:

(i)	any consolidation, reorganization, amalgamation or merger of any Group Company with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Equity Securities of any Group Company, in which the shareholders of any Group Company immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile);

(ii)	a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by any Group Company of all or substantially all of the assets and/or intellectual property of the Group Companies (taken as a whole);

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(iii)	exclusive license of all or substantially all of the intellectual property rights of the Group Companies (taken as a whole) to a third party; or

(iv)	any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

and upon any such event, any proceeds therefrom shall be distributed in accordance with the terms of Section 2(a) of Schedule A.

(c)	Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the Shareholders of the Company upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such Shareholders by the Company or the acquiring Person with the consent of each Investor. If the amount deemed paid or distributed under this Section 2(c) of Schedule A is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board (including the consent of each of the Investor Directors). Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the consent of the Investor Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including the consent of each of the Investor Directors), or by a liquidator if one is appointed with the approval of the Board Majority.

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Each of the Preferred Majority, the Series C Majority and the Series D Majority shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

3.	Voting Rights

Subject to the provisions of Shareholders Agreement, the Memorandum and these Articles, at all general meetings of the Company: (i) the holder of each Class A Ordinary Share issued and outstanding shall have one (1) vote in respect of each Class A Ordinary Share held, (ii) the holder of each Class B Ordinary Share issued and outstanding shall have twenty (20) votes in respect of each Class B Ordinary Share held, and (iii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Class A Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Shareholders Agreement, Memorandum and these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Shareholders.

4.	Conversion Rights

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Class A Ordinary Shares. Subject to the provisions of Section 4(b) of Schedule A, the number of Class A Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the applicable Preferred Shares Issue Price divided by the then-effective Conversion Price. The “Conversion Price” shall initially equal the applicable Preferred Shares Issue Price, and shall be adjusted from time to time as provided below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Class A Ordinary Shares shall be 1:1.

(a)	Optional Conversion.

(i)	Subject to and in compliance with the provisions of this Section 4(a) of Schedule A, and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable Class A Ordinary Shares based on the then-effective Conversion Price.

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(ii)	The holder of any Preferred Shares who desires to convert such shares into Class A Ordinary Shares shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. In the event that such holder is unable to deliver the relevant certificate(s), such holder shall also notify the Company or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. Upon receipt of such notice and share certificate(s) (if any) or satisfactory agreement for indemnification in the case of a lost certificate, the Company shall promptly issue the relevant number of Class A Ordinary Shares to such holder by making the relevant entries in the Register of Members, and issue and deliver to such holder a certificate or certificates for the number of Class A Ordinary Shares to which the holder is entitled. No fractional Class A Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). The holder of the Preferred Shares entitled to receive such Class A Ordinary Shares upon conversion shall be treated for all purpose as the record holder of such Class A Ordinary Shares on the date such holder’s name is entered in the Register of Members as the holder of the relevant number of Ordinary Shares issued upon conversion.

(b)	Automatic Conversion.

(i)	Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent:

(A)	all issued and outstanding Series D Preferred Shares shall automatically be converted into Class A Ordinary Shares upon the election of holders of more than 50% of the then issued and outstanding Series D Preferred Shares, as notified in writing by such holders to the Company, and such conversion shall be effective of the date upon which such notice is delivered to the Company (or such later date as may be specified in such notice);

(B)	all issued and outstanding Series C Preferred Shares shall automatically be converted into Class A Ordinary Shares upon the election of holders of at least 66% of the then issued and outstanding Series C Preferred Shares, as notified in writing by such holders to the Company, and such conversion shall be effective of the date upon which such notice is delivered to the Company (or such later date as may be specified in such notice); and

(C)	all issued and outstanding Preferred Shares shall automatically be converted into Class A Ordinary Shares upon the closing of a Qualified Public Offering,

in each case, based on the then-effective Conversion Price.

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(ii)	The Company shall not be obligated to issue certificates for any Class A Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for the Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue the relevant number of Class A Ordinary Shares to such holder by making the relevant entries in the Register of Members, and issue and deliver at its office to the holder thereof a certificate or certificates for the number of Class A Ordinary Shares to which the holder is entitled. No fractional Class A Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Class A Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Class A Ordinary Shares on the date such person’s name is entered into the Register of Members.

(c)	Mechanics of Conversion. The conversion hereunder of any Preferred Share (the “Converting Preferred Share”) shall be effected in the following manner:

(i)	The Company shall redeem the Converting Preferred Share for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of the number of Class A Ordinary Shares to be issued upon such conversion and (b) the aggregate value, as determined by the Board and subject to the election of the holder of the Converting Preferred Share, of any other assets which are to be distributed upon such conversion.

(ii)	Concurrent with the redemption of the Converting Preferred Share, the Company shall apply the entire Redemption Amount for the benefit of the holder of the Converting Preferred Share to pay for the Class A Ordinary Shares issuable. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(iii)	Upon application of the Redemption Amount, the Company shall issue to the holder of the Converting Preferred Share all Class A Ordinary Shares (credited as fully paid) issuable.

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(d)	Adjustments to Conversion Price.

(i)	Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)	Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)	Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)	Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Class A Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

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(v)	Sale of Shares below the Conversion Price.

(A)	Broad Weighted Average Basis Adjustment. If, after the Preferred Shares Original Issue Date, the Company shall issue Additional Equity Securities for a consideration per share less than any applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price which is higher than the per share consideration for such Additional Equity Securities shall be reduced concurrently with such issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

CP2 shall mean the applicable Conversion Price in effect immediately after such issue of Additional Equity Securities;

CP1 shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Equity Securities;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Equity Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preference Shares) outstanding immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and “C” shall mean the number of such Additional Equity Securities issued in such transaction.

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(B)	Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Class A Ordinary Shares issuable upon conversion of the Converting Preferred Shares, as provided above:

(1)	To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)	To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by the Board, including the consent of each of the Investor Directors, as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)	If Additional Equity Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Equity Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by the Board Majority and approved by the Series C Majority and the Series D Majority) to be allocable to such Additional Equity Securities or Ordinary Share Equivalents.

(C)	No Exercise. If all of the rights to exercise, convert or exchange any Additional Equity Securities or Ordinary Share Equivalents shall expire without any of such rights having been exercised, the Conversion Price as adjusted upon the issuance of such Additional Equity Securities or Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made.

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(vi)	Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 of Schedule A are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company and the Board, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4 of Schedule A necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(vii)	Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(viii)	Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of the Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

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(ix)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(x)	Notices. Any notice required or permitted pursuant to this Section 4 of Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next- day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xi)	Mechanics of Conversion.

(A)	Conversions made pursuant to this Section 4(d) shall be made by way of redemption of the relevant Converting Preferred Shares and issue of the relevant number of Class A Ordinary Shares determined in accordance with the above sections (“Conversion Shares”). Upon conversion, such Converting Preferred Shares shall be cancelled and all rights with respect to such Converting Preferred Shares, including the rights, if any, to receive Dividends, notices and to vote, shall immediately cease and terminate, except for the right of the holders thereof to receive the Conversion Shares and any declared or accrued but unpaid dividend on such Converting Preferred Shares. Any Converting Preferred Shares converted by way of redemption shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of those Converting Preferred Shares accordingly; but each conversion of the Converting Preferred Shares shall not be taken as reducing the amount of the Company’s authorized share capital.

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(B)	Provided that the total nominal par value of the Converting Preferred Shares being converted is equal to the nominal par value of the Ordinary Shares into which they convert, the Company may, by resolution of the Board, redesignate the Converting Preferred Shares that are not converted through redemption into Class A Ordinary Shares. Upon such resolution, each such Converting Preferred Share to be converted shall be redesignated as a Class A Ordinary Share with the rights, privileges, terms and obligations of such Class A Ordinary Shares and the Converting Preferred Share shall henceforth form part of the Class A Ordinary Share class into which it has been converted (and shall cease to form part of the class of the Preferred Shares from which it has converted for all purposes hereof).

(xii)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Conversion Shares upon conversion of Converting Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Conversion Shares in a name other than that in which the Converting Preferred Shares so converted were registered.

5.	Redemption

(a)	Notwithstanding any provisions to the contrary in this Schedule A, each holder of the Preferred Shares shall have the right (the “Redemption Rights”), at its option, to require the Company to redeem the Preferred Shares as provided herein:

(1)	Optional Redemption Date.

At any time following the earlier of:

(i)	none of the following have occurred within sixty (60) months from the Deemed Original Series D Issue Date: (w) completion of an Approved Public Listing, (x) with respect to a redemption by a holder of Series D Preferred Shares, conversion of all the Series D Preferred Shares into Ordinary Shares in accordance with this Schedule A; (y) with respect to a redemption by a holder of Series C Preferred Shares, conversion of all the Series C Preferred Shares into Ordinary Shares in accordance with this Schedule A, and (z) occurrence of an Liquidation Event;

(ii)	the Principal Business of the Group Companies cannot be carried out due to personal material integrity problems or fraud of any of the Founders;

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(iii)	the Group Companies losing or not having any qualification, license or permit that are necessary to carry out their Principal Business, and which results in the failure or inability of the Group Companies to carry out their Principal Business and which cannot be remedied within thirty (30) Business Days following the receiving of notice from any holder of the Preferred Shares; provided, that the applicable Group Company shall provide written notice to each holder of Preferred Shares within five (5) Business Days of becoming aware that such Group Company does not have such qualification, license or permit, and

(iv)	any holder of Preferred Shares exercises its redemption right under Sections 5(a)(1)(i) to (iii) of Schedule A,

each holder of Preferred Shares may require that the Company redeem all or any part of the then outstanding Preferred Shares held by such holder in accordance with the following terms in writing (the “Redemption Notice”). Following receipt of the Redemption Notice, the Company shall within fifteen (15) Business Days give written notice to each other holder of record of a Preferred Share, at the address last shown on the records of the Company for such holder(s), notifying such holders of the Redemption Notice and of their right to participate in such redemption. Such notice shall state that the Redemption Rights have been exercised pursuant to the provisions of this Section 5(a)(1) of Schedule A and the date of the Redemption Closing (as defined below), and shall direct the recipient to submit its share certificate(s) to the Company on or before the scheduled Redemption Closing if such recipient elects to exercise its Redemption Rights, provided that any failure of the recipient to so submit its share certificate(s) shall not prejudice its Redemption Rights.

(2)	Redemption Price.

The redemption price for each Preferred Share redeemed pursuant to Section 5(a)(1) of Schedule A shall be equal to the greater of (i) and (ii) below (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions)(the “Redemption Price”):

(i) an amount equals to:

IP×(1+10%*N)+ D, where

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IP= the applicable Preferred Shares Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar transactions),

N= a fraction, the numerator of which is the number of calendar days between the applicable Preferred Shares Original Issue Date and the Redemption Closing and the denominator of which is 365,

D = all declared or accrued but unpaid dividends thereon up until the Redemption Closing; or

(ii) the fair market value of each Preferred Share redeemed pursuant to Section 5(a)(1) of Schedule A. The fair market value of such Preferred Share shall be determined by an independent third party appraisal firm, exclusive of liquidity or minority ownership discounts, which shall be mutually agreed by the Company and the holders of a majority of the Preferred Shares to be redeemed pursuant to Section 5(a)(1) of Schedule A.

(3)	Procedure.

The redemption of the Shares pursuant to this Section 5(a) of Schedule A (the “Redemption Closing”) shall take place within one hundred and twenty (120) days of the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as the holders of Preferred Shares requesting redemption pursuant to this Section 5(a) of Schedule A (the “Redeeming Preferred Shareholders”) and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each applicable Preferred Share by paying in cash therefor the Redemption Price against surrender by the applicable Redeeming Preferred Shareholder at the Company’s principal office of the certificate representing such Preferred Share. From and after the Redemption Closing, subject to a Redeeming Preferred Shareholder having received in full the Redemption Price for each Preferred Share elected by such Redeeming Preferred Shareholder to be redeemed from the Company, all rights of such Redeeming Preferred Shareholder will cease with respect to such Preferred Share. Any such Preferred Shares redeemed in accordance with this Section 5 shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of these Preferred Shares accordingly, but each such redemption shall not be taken as reducing the amount of the Company’s authorized share capital.

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(b)	Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 5 of Schedule A is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, or if the Company is otherwise prohibited by applicable law from making such payments, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date as follows: (i) first used to pay the Redemption Price with respect to each Series D Preferred Share requested by its holder to be redeemed in a pro-rata manner in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis; (ii) after full payment of the Redemption Price in respect of each foregoing Series D Preferred Share, then used to pay the Redemption Price with respect to each Series C Preferred Share requested by its holder to be redeemed in a pro-rata manner in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis, (iii) after full payment of the Redemption Price in respect of each foregoing Series C Preferred Share, then used to pay the Redemption Price with respect to each Series B-3 Preferred Share requested by its holder to be redeemed on a pari passu and pro-rata basis in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis, (iv) after full payment of the Redemption Price in respect of each foregoing Series B-3 Preferred Share, then used to pay the Redemption Price with respect to each Series B-2 Preferred Share requested by its holder to be redeemed on a pari passu and pro-rata basis in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis; (v) after full payment of the Redemption Price in respect of each foregoing Series B-2 Preferred Share, then used to pay the Redemption Price with respect to each Series B-1 Preferred Share requested by its holder to be redeemed on a pari passu and pro-rata basis in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis; (vi) after full payment of the Redemption Price in respect of each foregoing Series B-1 Preferred Share, then used to pay the Redemption Price with respect to each Series A-2 Preferred Share and Series A-3 Preferred Share requested by its holder to be redeemed on a pari passu and pro-rata basis in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis; (vii) after full payment of the Redemption Price in respect of each foregoing Series A-2 Preferred Share and Series A-3 Preferred Share, then used to pay the Redemption Price with respect to each Series A-1 Preferred Share requested by its holder to be redeemed on a pari passu and pro-rata basis in accordance with the relative full amount owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available on a pari passu and pro-rata basis. Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

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(c)	Joint Liability of the Founders on Certain Special Circumstances. In the event that any holder of Preferred Shares requires the Company to redeem all or any part of the then outstanding Preferred Shares held by such holder for the reason that the Principal Business of the Group Companies cannot be carried out due to personal material integrity problems or fraud of any Founder as specified in Section 5(a)(1)(ii) of Schedule A, and then such Founder and the Company shall be liable for the payment of the applicable Redemption Price to such holder on a joint and several basis.

(d)	Special Penalty. In the event that any Founder has benefited from any fraud by him, but has not caused the Principal Business of the Group Companies to be unable to operate and be carried out, such Founder shall, (i) return such benefits (or the monetary value thereof in the case of any non-cash benefits) to the Group Companies, and (ii) pay penalty equal to twice the amount of such benefits (or the monetary value thereof in the case of any non-cash benefits) to the Group Companies. In the event that any Founder using unfair transaction (including but not limited to transactions that are not on arms-length terms, unilateral assumption of obligations by the Group Companies, and other behaviors that result in the economic benefits of the Group Companies being exported, reduced) to convey benefits to himself or his Affiliates (other than the Group Companies), which damages or adversely affects the interests of the Group Companies or the Investors, and then such Founder has benefited from such unfair transaction, such Founder shall, (i) return such benefit (or the monetary value thereof in the case of any non- cash benefit) to the Group Companies, and (ii) pay penalty equal to twice the amount of such benefit (or the monetary value thereof in the case of any non-cash benefit) to the Group Companies.

6.	Protective Provisions

(a)	Matters Requiring Consent of Holders of Series C Preferred Shares and Series D Preferred Shares.

(1)	Subject to the other vote or consent required elsewhere in the Shareholders Agreement, these Articles or by any applicable Laws, except for those actions that are necessary to be taken to effect the transactions agreed to or contemplated by the Transaction Documents, the following acts of the Group, whether by operation of a merger, consolidation, reorganization or otherwise, shall require (i) so long as all Series C Preferred Shares outstanding count for no less than 5% of the issued and outstanding share capital of the Company (on a fully diluted and as converted basis), the prior consent of Shareholder(s) holding at least a majority of then issued and outstanding Series C Preferred Shares (the “Series C Majority”), and (ii) so long as all Series D Preferred Shares outstanding count for no less than 5% of the issued and outstanding share capital of the Company (on a fully diluted and as converted basis), the prior consent of Shareholder(s) holding at least a majority of then issued and outstanding Series D Preferred Shares (the “Series D Majority”), and in the event that any such act set forth below is, by the Statute, required to be determined by Members of the Company, the consent of the Series C Majority or the Series D Majority, as applicable, shall be deemed obtained if the act is approved at a general meeting of the Company with the affirmative vote of the Series C Majority or the Series D Majority, as applicable, or by way of a written resolution signed by the Series C Majority or the Series D Majority, as applicable (the term “Company” means, for the purpose of this Section 6, the Company itself as well as any other Group Company, to the extent and where applicable):

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(i)	any alteration or amendment or repeal of any provision of the Memorandum or these Articles except in connection with the implementation of the Dual Class Structure or the Dual Class Conversion or any matter that does not require approval under or has been approved in accordance with the Shareholders Agreement and these Articles;

(ii)	any purchase or redemption of any Equity Securities of the Company, other than (A) such purchase or redemption based on the exercise of the Redemption Rights by the Preferred Holders pursuant to Section 5 of Schedule A; (B) such purchase or redemption to effect the conversion of any Preferred Shares pursuant to Section 4 of Schedule A; or (C) such redemption from the former or current employees, directors or consultants in connection with the cessation of their employment/services at fair market value or such other price as set forth in the relevant equity incentive plan, award agreement or employment/services agreement then in effect, or (D) such purchase or redemption contemplated under the Transaction Documents;

(iii)	any distribution of profits by the Company amongst the Members by way of dividend (interim or otherwise), capitalization of reserves or otherwise;

(iv)	any change of the size of the Board (or similar governing body) of the Company to the extent the holders of the Series C Preferred Shares have the right to appoint at least one (1) Director in accordance with the shareholders agreement of the Company and the memorandum and articles of association of the Company then in effect; provided that the consent of any holder of the Series C Preferred Shares that has the right to appoint Director shall be sufficient to constitute the Series C Majority for the purpose of this subsection (iv);

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(v)	any sale, transfer or disposal of all or a substantial part of the business, goodwill or assets of the whole Group, which constitutes a Liquidation Event;

(vi)	alteration of the principal business of the Company or any other Group Company, or developing new lines of business, or exiting the current line of business of the Company or any other Group Company;

(vii)	entering into or being a party to or amending the terms of any transaction with any Director, officer or employee of the Company (or any other Group Company) or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person or any Group Company’s shareholder (other than another Group Company) or its Affiliate, except employment agreements and transactions on an arm’s length basis resulting in cash payments to or by the Company in an amount less than US$300,000 or equivalent amount in other currencies per year; and

(viii)	any legally binding agreement or commitment by the Company to do any of the foregoing items.

(2)	Subject to the other vote or consent required elsewhere in the Shareholders Agreement, these Articles or by any applicable Laws, except for those actions that are necessary to be taken to effect the transactions agreed to or contemplated by the Transaction Documents, the following acts of the Company, whether by operation of a merger, consolidation, reorganization or otherwise, shall require (i) so long as there are any Series C Preferred Shares outstanding, the prior consent of Shareholder(s) holding at least 2/3 of the then issued and outstanding Series C Preferred Shares (the “Series C Super Majority”), and (ii) so long as there are any Series D Preferred Shares outstanding, the prior consent of Shareholder(s) holding at least 2/3 of the then issued and outstanding Series D Preferred Shares (the “Series D Super Majority”), and in the event that any such act set forth below is, by the Statute, required to be determined by Shareholders of the Company, the consent of the Series C Super Majority or the Series D Super Majority, as applicable, shall be deemed obtained if the act is approved at a general meeting of the Company with the affirmative vote of the Series C Super Majority or the Series D Super Majority, as applicable, or by way of a written resolution signed by the Series C Super Majority or the Series D Super Majority, as applicable:

(i)	consummation of a Liquidation Event, except for a Liquidation Event which is an involuntary liquidation, dissolution or winding-up, or in which the holders of Series C Preferred Shares will receive an amount per share of no less than 1.66 times of the original purchase price of Series C Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series C Return Threshold”) and the holders of Series D Preferred Shares will receive an amount per share that represents an annual internal rate of return of at least 15% to the original purchase price of Series D Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series D Return Threshold”); provided that for any Liquidation Event in which the holders of the Series C Preferred Shares would not receive an amount per share of the Series C Return Threshold or more, and the Company, notwithstanding anything to the contrary under the Shareholders Agreement or these Articles, has otherwise caused an amount per share of the Series C Return Threshold to be paid to the holders of the Series C Preferred Shares in such transaction, the approval of the Series C Super Majority shall not be required with respect to such transaction; provided further, that for any Liquidation Event in which the holders of the Series D Preferred Shares would not receive an amount per share of the Series D Return Threshold or more, and the Company, notwithstanding anything to the contrary under the Shareholders Agreement or these Articles, has otherwise caused an amount per share of the Series D Return Threshold to be paid to the holders of the Series D Preferred Shares in such transaction, the approval of the Series D Super Majority shall not be required with respect to such transaction;

(ii)	any action that creates or authorizes the creation of or issues any other additional class or series of Equity Securities having rights, preferences or privileges senior to or on parity with the Series D Preferred Shares, or increase the authorized number of the Preferred Shares in each case other than in connection with any bona fide equity financing by the Group on arm’s length terms where (x) each holder of the Series C Preferred Shares and each holder of the D Preferred Shares have Right of Participation; and (y) the market capitalization of the Group immediately before the consummation of such transaction is no less than the market capitalization of the Group immediately upon the Closing (as adjusted for stock splits, stock dividends and the like);

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(iii)	the consummation of an Approved Public Listing or a direct listing of any securities of the Company, other than a Qualified Public Offering;

(iv)	any allotment or issue of any Series D Preferred Shares or any Convertible Securities convertible or exchangeable into or exercisable for any Series D Preferred Shares, other than in accordance with the SSA; and

(v)	any legally binding agreement or commitment by the Company to do any of the foregoing items.

(b)	Matters Requiring Consent of Shareholders. Subject to the other vote or consent required elsewhere in the Shareholders Agreement, these Articles or by any applicable Laws, except for those actions that are necessary to be taken to effect the transactions agreed to or contemplated by the Transaction Documents, the following acts of the Group, whether by operation of a merger, consolidation, reorganization or otherwise, shall require the prior written approval of Shareholder(s) holding at least 2/3 of the issued and outstanding Shares (the “Super Majority”), and in the event that any such act set forth below is, by the Statute, required to be determined by Shareholders of the Company, the consent of the Super Majority shall be deemed obtained if the act is approved at a general meeting of the Company with the affirmative vote of the Super Majority, or by way of a written resolution signed by the Super Majority:

(i)	incurring any indebtedness in excess of 4 times of the EBITDA of the Company (as reflected in the latest available audited financial reports of the Company prepared by the Auditor) or any Liens (other than customary permitted Liens, Liens incurred in the ordinary course of business or Liens in association with permitted indebtedness);

(ii)	hiring or terminating without cause the Chief Executive Officer or President of the Company;

(iii)	any acquisition of any interest in any company or business, except any such acquisition where the aggregate consideration payable by the Company does not exceed US$20,000,000 or equivalent amount in other currencies;

(iv)	any act to create or hold Equity Securities in any Subsidiary that is not a Group Company or dispose all or substantially all of assets of any Group Company (other than the Company), in each case in an amount in excess of US$20,000,000 or equivalent amount in other currencies;

(v)	assigning any benefit of creditors or file a voluntary bankruptcy or similar proceeding of any Group Company;

(vi)	any action that create or authorize the creation of or issue any other additional class or series of Equity Securities having rights, preferences or privileges senior to or on parity with the Series D Preferred Shares, or increase the authorized number of Preferred Shares in each case other than in connection with any bona fide equity financing by the Group where (x) each holder of Series C Preferred Shares and each holder of Series D Preferred Shares have the Right of Participation; and (y) the market capitalization of the Group immediately before the consummation of such transaction implies a price per share at least as high as the then applicable conversion price of Series D Preferred Shares;

(vii)	any material amendment, alteration or termination of the Existing ESOP, as duly approved in accordance with the Shareholders Agreement and these Articles or adoption of any new share option plans or any other equity incentive, purchase or participation plan for the benefit of employees and/or officers of the Company;

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(viii)	any merger, consolidation or other reorganization of assets or entities of any Group Company with a value exceeding US$100,000,000 or equivalent amount in other currencies; and

(ix)	any legally binding agreement or commitment by the Company to do any of the foregoing items.

(c)	Matters Requiring Consent of Board Majority. In addition to any other vote or consent required elsewhere in the Shareholders Agreement, these Articles or by any applicable Laws, no Group Company shall take any of the following actions without the prior approval of the Board Majority provided that with respect to the action set out in subsection (v) below, any Director who is interested in the relevant transaction shall not be counted for the purpose of determining the approval of the Board Majority for such action:

(i)	incurrence of indebtedness of any borrowed money or obtaining any financial facilities, or the extension of any loan or advance to any other entity, provided that the amount of any aforesaid transaction exceeds US$1,000,000 or equivalent amount in other currencies, except for those between the members of the Group or carried out in the ordinary course of business consistent with past practice including payables to suppliers of the Group Companies for goods and/or services provided by such suppliers and commissions or fees payable to third parties for in-licensed patents, data, software, trademarks or other intellectual property;

(ii)	incurrence of indebtedness of any borrowed money or obtaining any financial facilities, or the extension of any loan or advance to any natural person (including any employee or director of any member of the Group), provided that the amount of any aforesaid transactions exceeds US$500,000 or equivalent amount in other currencies in the aggregate during any fiscal year, except for those occurred in the ordinary course of business or under the terms of an employee stock or option plan previously approved by the Board in accordance with the memorandum and articles of association of the Company then in effect;

(iii)	incurrence of guarantee of any indebtedness except for those occurred between the members of the Group carried out in the ordinary course of business consistent with past practice;

(iv)	any investment inconsistent with any investment policy previously approved by the Board;

(v)	entering into or being a party to or amending the terms of any transaction with any Director, officer or employee of the Company (or any other Group Company) or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person or any Group Company's shareholder (other than another Group Company) or its Affiliate or associate, except (i) any transaction on an arm’s length basis resulting in payments to or by the Company in an amount less than US$150,000 or equivalent amount in other currencies per year and (ii) any employment agreement pursuant to which cash payment made by the relevant Group Company thereunder is less than US$300,000 or equivalent amount in other currencies per year;

(vi)	alteration of the principal business of the Company or any other Group Company, or developing new lines of business, or exiting the current line of business of the Company or any other Group Company; or

(vii)	any act that sell, assign, license, pledge or encumber material technology or intellectual property, other than any of the foregoing made to any Group Company or otherwise in the ordinary course of business consistent with past practice.

Filed: 28-Apr-2023 10:30 EST
www.verify.gov.ky File#: 355034	Auth Code: G84413859944
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